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                                  EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the use in this Registration Statement on Form S-8 for Diplomat Corporation, of our reports dated April 10, 1996 relating to the financial statements of Diplomat Corporation as of December 30, 1995 and for the year then ended, and April 10, 1996, relating to the financial statements of Biobottoms, Inc. as of January 28, 1996 and for the year then ended and to the reference to our firm under the caption "Experts" in the Registration Statement Corporation, and to any reference to us in such Registration Statement.


                                   /s/ Feldman Radin & Co., P.C.

                                   CERTIFIED PUBLIC ACCOUNTANTS

August 27, 1996


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